CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Carillon Series Trust of our report dated December 15, 2023, relating to the financial statements and financial highlights, which appears in Carillon Chartwell Small Cap Fund’s (previously known as Carillon Scout Small Cap Fund) Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Highlights,” “Conditions Precedent” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

January 21, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Carillon Series Trust of our report dated February 15, 2024, relating to the financial statements and financial highlights, which appears in Carillon Chartwell Small Cap Fund’s (previously known as Carillon Scout Small Cap Fund) Financial Report on Form N-CSR for the period November 1, 2023 through December 31, 2023. We also consent to the references to us under the headings “Financial Highlights,” “Conditions Precedent” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

January 21, 2025